Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Form S-8 No.	Plan
333-121170	Intuit Inc. 2005 Equity Incentive Plan

333-130453	Intuit Inc. 2005 Equity Incentive Plan

333-139452	Intuit Inc. 2005 Equity Incentive Plan; Intuit Inc. Employee Stock Purchase Plan

333-148112	Intuit Inc. 2005 Equity Incentive Plan

333-148580	Homestead.com Incorporated 1996 Stock Option Plan; Homestead Technologies Inc. 2006 Equity Incentive Plan

333-156205	Intuit Inc. 2005 Equity Incentive Plan

333-161044	PayCycle, Inc. 1999 Equity Incentive Plan

333-163145	Mint Software Inc. Third Amended and Restated 2006 Stock Plan

333-163728	Intuit Inc. 2005 Equity Incentive Plan; Intuit Inc. Employee Stock Purchase Plan

333-171768	Intuit Inc. Amended and Restated 2005 Equity Incentive Plan

333-179110	Intuit Inc. Employee Stock Purchase Plan

333-181732	Demandforce, Inc. 2007 Equity Incentive Plan

333-192062	Amended and Restated Level Up Analytics, Inc. 2012 Stock Plan

333-193184	Docstoc Inc. 2007 Stock Plan

333-193551	Intuit Inc. Amended and Restated 2005 Equity Incentive Plan

333-196197	Restricted stock units granted under the Lettuce Inc. 2014 Equity Incentive Plan, and assumed by the Registrant

333-197082	Check Inc. Second Restated 2007 Stock Option Incentive Plan and Netgate Software Ltd. Israeli Sub-Plan to the Check Inc. Second Restated 2007 Stock Option Incentive Plan

333-201426	Acrede Technology Group Holdings Limited 2014 Equity Incentive Plan

333-201671	Intuit Inc. Employee Stock Purchase Plan

333-202214	Porticor Ltd. 2015 Incentive Plan

Form S-3 No.	Prospectus
333-50417	$500,000,000 in the aggregate of common stock, preferred stock and debt securities

333-63739	$500,000,000 in the aggregate of common stock, preferred stock and debt securities

333-54610	$1,000,000,000 in the aggregate of common stock, preferred stock and debt securities

333-192130	$8,257,953.60 in the aggregate of common stock

Form S-4 No.	Prospectus
333-71097	$500,000,000 in the aggregate of common stock

of our reports dated September 1, 2016, with respect to the consolidated financial statements and schedule of Intuit Inc. and the effectiveness of internal control over financial reporting of Intuit Inc. included in this Annual Report (Form 10-K) of Intuit Inc. for the year ended July 31, 2016.

/s/ Ernst & Young LLP
San Jose, California
September 1, 2016